UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1 )

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Braemar Hotels & Resorts Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Braemar Hotels & Resorts Inc. (the “Company”) with the U.S. Securities and Exchange Commission on March 30, 2022 (the “Original Filing”) amends the statements on page 66 in the Original Filing under “Counting of Votes” and page 52 in the Original Filing under “Vote Required for Approval” to clarify that abstentions will not be considered “votes cast” and therefore will not be included in vote totals and will not affect the outcome of the vote for Proposal 4 (the “Proposal”). The Original Filing stated that the Proposal abstentions will be treated as “votes cast” and therefore will be included in vote totals and will affect the outcome of the vote for the Proposal and that abstentions would have the same effect as a vote “against” the Proposal. This Amendment is being filed to reflect the applicable voting standard for, and impact of abstentions on, the Proposal.

This Amendment should be read together with the matters set forth in the Original Filing. Other than as set forth above, all other items of the Original Filing are incorporated herein by reference without change.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2022

This Amendment, the Notice of Annual Meeting, the Proxy Statement and the 2022 Annual Report to Shareholders are available at www.bhrreit.com.